EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm

Pomeroy IT Solutions, Inc.
Hebron, Kentucky

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8(No. 333-129062) of Pomeroy IT Solutions, Inc. of our reports dated March 18, 2008, relating to the consolidated financial statements and the effectiveness of Pomeroy IT Solutions, Inc. internal control over financial reporting, which appear in this Annual Report on Form 10-K.

/s/ BDO Seidman, LLP

Chicago, Illinois
March 18, 2008

EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-129062) of Pomeroy IT Solutions, Inc. of our report dated April 14, 2006 with respect to the consolidated statements of operations, equity and cash flow of Pomeroy IT Solutions, Inc. for the year ended January 5, 2006, which report appears in this Annual Report on Form 10-K of Pomeroy IT Solutions, Inc. for the year ended January 5, 2008.

Crowe Chizek and Company LLC

/s/ Crowe Chizek and Company LLC

Louisville, Kentucky
March 18, 2008

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